Exhibit 10.2

Amendment to

Restricted Share Unit Agreement

This Amendment to Restricted Share Unit Agreement (this “Amendment”) is hereby entered into as of August ___, 2025 by and between Purple Innovation, Inc. (the “Company”) and ______________ (“Participant”), and constitutes an amendment to Participant’s Restricted Share Unit Agreement with the Company dated March [___], 2025 (the “RSU Agreement”). Other than expressly herein set forth, the RSU Agreement remains in full force and effect without change.

1. Section 5 of the RSU Agreement is amended in its entirety to read as follows:

Termination of Employment: Except as described in this Section, in the event Participant’s employment is terminated prior to the end of the Vesting Period for any reason, Participant’s rights to vesting that has not occurred shall be immediately and irrevocably forfeited; provided, however, if Participant’s termination occurs by reason of involuntary termination by the Company without Cause (as defined below) and not due to the Participant’s Disability (as defined below) and Participant executes and does not revoke a general release of claims in the form provided by the Company no later than 60 days following Participant’s last day of employment (or such earlier time as set forth in the general release), 100% of the Participant’s Restricted Shares shall vest and become payable upon such termination of employment. For purposes of this Agreement, “Cause” means the Participant’s (i) failure to perform reasonable duties assigned to the Participant by the Participant’s supervisor, or violation of any lawful rule, policy or handbook established by the Company and such failure or violation continues uncured for a period of thirty (30) days after written notice from the Company to Participant specifying the failure or violation; (ii) conviction or plea of guilty/nolo contendere to a felony, or perpetration of a serious dishonest act against the Company or any affiliates; (iii) willful misconduct, including (a) conduct which does or which could reasonably be expected to bring the Company or its affiliates into public disgrace or embarrassment; (b) misappropriation of funds, (c) personal profit or attempted personal profit in connection with a Company transaction, (d) misrepresentation of the financial results, financial condition or other material business results of the Company, or (e) violation of law or regulations on Company premises; (iv) an act of moral turpitude, fraud, dishonesty, theft, or unethical business conduct, any of which is or could reasonably be expected to be materially injurious to the Company’s reputation; (v) aiding a competitor which adversely affects Company; (vi) misappropriation of a Company opportunity for personal benefit; (vii) material compromise of Company trade secrets or other confidential and proprietary information of the Company or its affiliates; or (viii) alcoholism or drug abuse. For purposes of this Agreement, “Disability” means Participant qualifies for disability benefits under the Company’s long-term disability insurance policy, if such a policy is then in effect, or, if no such policy is then in effect, then Participant is unable to perform the essential functions of Participant’s position at the Company, after reasonable accommodation by the Company, for a period of at least 120 consecutive days or 180 days in the aggregate during any period of 365 calendar days.

2. Section 6 of the RSU Agreement is amended in its entirety to read as follows:

Change in Control: In the event of a Change in Control (defined below) during the Vesting Period, 100% of the Restricted Shares shall become 100% vested and distributed in coincident with the closing of the Change in Control. For purposes of this Agreement, “Change in Control” means (i) the acquisition by any person or “persons acting as a group” (as defined below) of capital stock of the Company representing more than 50% of the total voting power of outstanding capital stock of the Company; (ii) the consummation of a sale of all or substantially all of the assets of the Company to a third party; or (iii) the consummation of any merger, consolidation, reorganization, or business combination involving the Company in which, immediately after giving effect to such merger, less than a majority of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the stockholders of the Company, as applicable, immediately prior to such merger, consolidation, reorganization, or business combination. For the avoidance of doubt and notwithstanding anything herein to the contrary, in no event shall a transaction constitute a “Change in Control” if (x) its sole purpose is to change the state of the Company’s incorporation; or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. For purposes of this Agreement, “persons acting as a group” shall mean owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock (or assets), or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock (or assets), or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering, or purchase assets of the same corporation at the same time.

The parties hereto hereby agree to and adopt this Amendment which shall be and become effective as of the date hereinabove set forth.

PURPLE INNOVATION, INC.
August ____, 2025
By:
[NAME], [TITLE]

[PARTICIPANT’S NAME]

August ____, 2025